EXHIBIT 5.1

July 28, 2009

LoJack Corporation
200 Lowder Brook Drive, Suite 1000
Westwood, Massachusetts 02090

Re:      Registration of Shares Under the LoJack Corporation 2008 Stock Incentive Plan

Dear Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by LoJack Corporation,  a Massachusetts corporation (the “Company”), of 2,000,000 shares of its common stock, par value $.01 per share (“Common Stock”), that are to be offered under and are issuable upon the exercise of options granted and to be granted pursuant to the provisions of the Company's 2008 Stock Incentive Plan (the “Plan”; all such shares issued or to be issued thereunder referred to herein as the “Registered Shares”), the following opinion is furnished to you to be filed with the Securities and Exchange  Commission (the “Commission”) as Exhibit 5.1 to the Company's registration statement on Form S-8 (the “Registration Statement”) under the Act.

We have  acted  as  counsel  to the  Company  in  connection  with  the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Organization of the Company, as presently in effect, the Amended By-laws of the Company, as currently in effect, the minute books and corporate records of the Company, and such other documents as we have considered necessary and appropriate in order to furnish the opinion hereinafter set forth.  As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon oral or written  statements and  representations  of officers and other representatives of the Company and others.

This   opinion  is  limited  to  the  laws  of  the   Commonwealth   of Massachusetts and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction or as to securities or blue sky laws of the Commonwealth of Massachusetts.

Based on and  subject to the  foregoing,  we are of the  opinion  that, the  Registered Shares,  when  issued in  accordance  with the  terms  of the  Plan  and  the  options  granted  thereunder,  will  be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby  consent to the filing of this  opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP

SULLIVAN & WORCESTER LLP